Exhibit (a)(14)

                           SCUDDER VARIABLE SERIES II


               Establishment and Designation of Classes of Shares
                             of Beneficial Interest,
                               (The "Instrument")

         The undersigned, being a majority of the Trustees of Scudder Variable Series II, a Massachusetts business trust (the "Trust"), acting pursuant to
Section I of Article III of the Amended and Restated Declaration of Trust dated April 24, 1998 (the "Declaration of Trust"), hereby divides the authorized and unissued shares of beneficial interest (the "Shares") of the series of the Trust heretofore designated as Scudder Aggressive Growth Portfolio, Scudder Blue Chip Portfolio, Scudder Contrarian Value Portfolio, Scudder Global Blue Chip Portfolio, Scudder Government Securities Portfolio, Scudder Growth Portfolio, Scudder High Yield Portfolio, Scudder International Research Portfolio, Scudder Investment Grade Bond Portfolio, Scudder Money Market Portfolio, , Scudder Small Cap Growth Portfolio, Scudder Small Cap Value Portfolio, , Scudder Technology Growth Portfolio, Scudder Total Return Portfolio, Scudder Focus Value+Growth Portfolio, SVS Dreman Financial Services Portfolio, SVS Dreman High Return Equity Portfolio, SVS Focused Large Cap Growth Portfolio, SVS Growth and Income Portfolio, SVS Growth Opportunities Portfolio, SVS Index 500 Portfolio, SVS Dynamic Growth Portfolio, SVS Mid Cap Growth Portfolio, SVS Strategic Equity Portfolio and SVS Venture Value Portfolio (the "Funds") into the two classes designated below in paragraph 1, for each Fund, (each a "Class" and collectively the "Classes"), each class to have the special and relative rights specified in this Instrument:

         1.       The Classes shall be designated as follows:

                  Class A shares
                  Class B shares

         2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         3.       Upon the effective date of this Instrument:

                  a. Each Share of each Class of the Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Trust shall vote by individual series and not in the aggregate on any matter submitted to a vote of Shareholders, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interests of one or more series or classes, in which case only the shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

         5. Except as otherwise provided in this Instrument, the foregoing shall be effective upon the filing of this Instrument with the Secretary of The Commonwealth of Massachusetts.


/s/John W. Ballantine                           /s/Lewis A. Burnham
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John W. Ballantine, Trustee                     Lewis A. Burnham, Trustee


/s/Mark S. Casady                               /s/Linda C. Coughlin
---------------------------------------         --------------------------------
Mark S. Casady, Trustee                         Linda C. Coughlin, Trustee


/s/Donald L. Dunaway                            /s/James R. Edgar
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Donald L. Dunaway, Trustee                      James R. Edgar, Trustee


/s/William F. Glavin, Jr.                       /s/Robert B. Hoffman
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William F. Glavin, Jr., Trustee                 Robert B. Hoffman, Trustee


/s/Shirley D. Peterson                          /s/Fred B. Renwick
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Shirley D. Peterson, Trustee                    Fred B. Renwick, Trustee


/s/William P. Sommers                           /s/John G. Weithers
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William P. Sommers, Trustee                     John G. Weithers, Trustee


Dated:  November 28, 2001

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